EXHIBIT 10.23
                                                                   -------------


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS *. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION.

                           SILICON PRODUCT DEVELOPMENT
                           ---------------------------
                                       AND
                                       ---
                       PRODUCTION COLLABORATION AGREEMENT
                       ----------------------------------

Silicon Product Development and Production Collaboration Agreement (this "Agreement"), dated as of July 28, 2004 (the "Effective Date"), is by and between GDA Technologies, Inc., a California corporation having principal place of business at 1010 Rincon Circle, San Jose, CA , 95131 ("GDA"), and Arkados, Inc., a Delaware Corporation having its principal place of business at 948 US Highway 22, North Plainfield, NJ 07060 ("Arkados"). GDA and Arkados are referred to individually hereinafter as a "Party" and collectively as the "Parties".

                                    RECITALS
                                    --------

     WHEREAS, Arkados has created and markets a power line based technology that permits data transmission over active "in-building" power networks and also developed technology for data transmission over powerline distribution networks;

     WHEREAS, Arkados has designed a semiconductor component for in-building power networks and owns certain technology related thereto and GDA possesses know-how relating to the development, fabrication, and testing of semiconductor products;

     WHEREAS, GDA and Arkados desire to collaborate in the production of a semiconductor component product for in-building power networks that will be sold by Arkados in the open market;

     WHEREAS, the parties will explore future cooperation related to other semiconductor products of Arkados. The Parties may enter into one or more separate agreements with respect to such future cooperation if they see fit for their business.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and the mutual promises and covenants contained herein, the Parties hereby agree as follows:

ARTICLE I. DEFINITIONS

     For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below:

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1.1       "AFFILIATE" shall mean any corporation or other entity, which controls, is controlled by, or is under common control with, a Party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls at least fifty-one (51) percent of the voting stock or other voting equity interest of the other corporation or entity.

1.2 "GDA SERVICES" shall mean the services to be provided by GDA pursuant to this Agreement and as outlined in Annex-A. Details of the GDA Services shall be as described in Task Orders to be entered into by the Parties. GDA shall perform the GDA Services in a professional manner using qualified personnel.

1.3 "BUSINESS DAY" shall mean all days other than Saturdays, Sundays, and other days on which United States banks are closed.

1.4       "DESIGN LICENSE" shall have the meaning set forth in Section 3.1.

1.5 "EFFECTIVE DATE" shall have the meaning set forth in the preamble this Agreement.

1.6 "FOUNDRY" shall mean a third party foundry selected by Arkados, in its discretion after consultation with GDA, to provide silicon foundry services with respect to the Product.

1.7 "INTELLECTUAL PROPERTY RIGHTS" shall mean any and all (i) Letters Patent and all pending applications for Letters Patent, including any reissue, reexamination, division, continuation, or continuation-in-part applications throughout the world; (ii) trade secret rights and equivalent rights arising under the common law, state law, federal law, and laws of foreign countries; (iii) copyrights, mask works, other literary property or authors rights, whether or not protected by copyright or as a mask work, under common law, state law, federal law, and laws of foreign countries; and (iv) proprietary indicia, trademarks, service marks, trade names, symbols, logos, and/or brand names under common law, state law, federal law, and laws of foreign countries.

1.8 "NECESSARY CLAIMS" shall mean those claims of all patents, other than design patents and design registrations, which are necessarily infringed by an implementation of standards based technologies incorporated into the Product which cannot be avoided by another commercially reasonable non-infringing implementation of such standards based technologies.

1.9 "PRELIMINARY SPECIFICATIONS" means the preliminary functional specifications for the Product that set forth in Annex-B.

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1.10      "PRODUCT" shall mean the semiconductor component product that Arkados has code-named "PowerWave" and the specification of which conforms substantially to the Specification.

1.11 "PRODUCT TECHNOLOGY" shall mean any Intellectual Property Rights in and to any technology that is developed or improved by a Party in connection with the development activities relating to the Product that are carried out under this Agreement, Using Arkados' or Arkados' licensors intellectual property.

1.12 "PRODUCT-RELATED MATERIALS" shall mean drawings, documents, specifications, designs and other materials, whether in tangible or electronic form, that comprise or incorporate Product Technology. Except for PG-tape, mask set, CP testing program and FT testing program.

1.13 "PRODUCTION COST" shall mean the sum of the following: Foundry die cost, assembly and package cost, component test cost, and any royalties payable by Arkados directly or indirectly through GDA to any third party by reason of the incorporation of any IP blocks of such third party in the Product or otherwise by reason of the making or selling of the Product. Production Cost shall be denominated in US dollars. (Royalties related to licensing of Necessary Claims shall not be included in Production Cost. Production Cost shall be determined by Arkados within fifteen (15) days after the end of each fiscal quarter.)

1.14 "SIGNOFF" shall mean the iteration of data In and Physical Layout will be repeated until the results of netlist, timing and post simulation satisfies both Parties by signing a sign-off document

1.15 "SPECIFICATIONS" means the Preliminary Specifications, as modified from time to time by Arkados in its sole discretion.

1.16 "STEERING COMMITTEE" shall mean a committee consisting of representatives of each of Arkados and GDA that are designated from time to time by the respective Party. The Steering Committee will meet at least once a month pursuant to an agreed schedule. The members of the Steering Committee are specified in Annex D. The Parties agree that either party may change its designated representatives provided the other Party is notified in writing in advance and approves such change, such approval shall not to be unreasonably withheld or delayed. The Steering Committee shall act only by unanimous agreement of its members; provided that if the Steering Committee is deadlocked on any issue that the it is assigned responsibility under this Agreement to determine or resolve, the issue shall be determined or resolved by the Presidents of each of the Parties, who shall determine or resolve the issue by mutual agreement.

1.17 "THIRD PARTIES" shall mean any person or entity other than Arkados and GDA or their respective Affiliates.

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1.18      "TASK ORDER" shall mean a separate addendum to this Agreement setting forth the specific GDA Services to be performed by GDA pursuant to this Agreement. Task Orders entered into by the parties shall: (i) refer expressly to this Agreement; (ii) designate the date as of which the provisions of the Task Order will be effective and, if applicable, the term or period of time during which GDA will perform services, provide resources or otherwise discharge its obligations as specified in the Task Order; (iii) describe the services to be performed, resources to be provided or obligations to be discharged by GDA pursuant to the Task Order and any applicable development milestones and acceptance requirements; (iv) describe the obligations of Arkados related to the Task Order, including any facilities, equipment, personnel and tasks or other support to be provided or performed by Arkados; and (v) specify any other terms and conditions appropriate to the services to be performed and the obligations of the Parties.

1.19 "GDA DELIVERABLES" shall mean materials resulted from performance of GDA services by GDA pursuant to this agreement and as outlined in Annex-A.

ARTICLE II.                GENERAL STRUCTURE OF RELATIONSHIP

2.1 ROLE OF ARKADOS. The Parties agree and acknowledge that, subject to the performance by GDA of the GDA Services, Arkados is responsible for completion of the design and development of the Product, including the design and development of (i) powerline MAC layer, Powerline PHY layer and related hardware blocks, which will be the core of the Product;
          (ii) overall Product architecture; and (iii) relevant firmware and software drivers for the Product. In connection with such design and development, Arkados shall be responsible for preparing the deliverables listed in Annex-A (marked as Arkados deliverables ARK-DE) hereto (the "Arkados Deliverables").

2.2 INTELLECTUAL PROPERTY OWNERSHIP. Arkados is and shall remain the sole owner of all Intellectual Property Rights associated with the Product and related technologies, including without limitation all Product Technology and Product-Related Materials and any derivative works based on any of the foregoing, subject to any grant by Arkados of the Design License pursuant to Section 3.1.

2.3 PERFORMANCE OF SERVICES BY GDA. GDA will provide to Arkados the GDA Services in accordance with the terms of Task Orders enter into by and between Arkados and GDA. GDA and Arkados agree to negotiate in good faith the terms of, and to use reasonable efforts to enter into, the initial Task Order providing for the performance by GDA of the GDA Services outlined in Annex-A hereto within 30days of the Effective Date. GDA shall perform the GDA Services in accordance with the terms of the relevant Task Order and will use its best efforts to comply with the project schedule set out in Annex-C, as it may be amended by mutual agreement in writing from time to time. If GDA determines that it is unable or unwilling to continue with the development of the Product pursuant to this Agreement (including by reason of cessation of business or the bankruptcy of

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          GDA) GDA agrees to negotiate in good faith with Arkados the terms of mutually acceptable alternative arrangements for continuing with the development and manufacture of the Product, which would include providing Arkados with a license to use the GDA Deliverables and other information owned by GDA, data and information including business relationships needed to complete the development and production of the Product.

2.4 DELIVERY. GDA shall use commercially reasonable efforts to deliver GDA Deliverables specified in Annex A and Annex C for testing and/or acceptance. At each delivery, GDA shall memorialize such delivery in a signed delivery confirmation sheet that sets forth the nature and condition of the GDA Deliverables, the medium in which GDA Deliverables reside, and the date of the delivery. Arkados shall countersign such delivery confirmation sheet so as to indicate the receipt of the contents described therein.

2.5 TESTING AND ACCEPTANCE. Upon receipt of GDA Deliverables, Arkados shall immediately commence, and conclude as promptly as practical, acceptance testing of such deliverable items in accordance with acceptance criteria mutually agreeable to both parties. Upon completion of such acceptance testing, Arkados shall issue to GDA a notice of acceptance or a notice of rejection. In the event of rejection, Arkados shall give its reasons for rejection in reasonable detail, and GDA shall use its reasonable effort to correct the deficiency or nonconformity and redeliver the GDA Deliverables as promptly as practical. In the event Arkados has not delivered a notice of acceptance or a notice of rejection within 15 business days of receipt of GDA Deliverables, Arkados will be deemed to have accepted such GDA Deliverables.

2.4 MANUFACTURING OF PRODUCT. Arkados will be responsible for the manufacturing of the Product; provided, that GDA, acting on behalf of Arkados, will be responsible for (i) negotiating (subject to Arkados' approval) the terms of a foundry agreement with the Foundry under which the Product would be manufactured, including without limitation any pricing terms, (ii) monitoring and managing the Foundry's performance under the foundry agreement; and (iii) accepting, packaging and testing Product delivered by the Foundry.

2.5 BRANDING Product will be sold under the Arkados logo as a brand name or such other names as Arkados, in its sole discretion, shall select. The size and location of any placement of the Arkados logo on the Product or any packaging will be determined by Arkados.

ARTICLE III. LICENSE GRANT

3.1 Subject to the terms and conditions of this Agreement, Arkados hereby grants to GDA, a personal, nonexclusive, and nontransferable internal use license to use (the "Design License") Arkados' Intellectual Property Rights in and to the Product solely for the purpose of performing GDA Services and its obligations

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          pursuant to this Agreement, including without limitation in connection with the design and development of Product Technology or Product-Related Materials. No right to sublicense is granted to GDA hereunder.

3.2 Arkados and its licensors retain sole and exclusive title to and ownership of the Intellectual Property Rights in and to the Product and the technologies incorporated therein and any derivative works based thereon, including all copies, whether made by Arkados or GDA and regardless of the form or media in or on which the original and copies may exist Arkados and its licensors retain sole and exclusive title to and ownership of any and all modifications and updates to or of such Intellectual Property Rights made by Arkados and its licensors. Arkados shall have sole and exclusive title to and ownership of the Product Technology, the Product-Related Materials.

3.3 Arkados, as the sole and exclusive owner of the Intellectual Property Rights in the Product, shall have full responsibility, in its sole discretion, for filing, prosecuting and maintaining of patents and/or other applications or registrations worldwide with respect to any patentable or registerable inventions associated with the Product.

3.4 Except as expressly provided in this Agreement, GDA shall not, and shall not permit any third party to, use, copy, modify, sublicense, distribute or otherwise transfer to any third party, the Intellectual Property Rights, the Product Technology or the Product-Related Materials or any other product or technology incorporating or utilizing any Intellectual Property Rights of Arkados.

3.5 GDA will promptly disclose to Arkados all inventions relating to or based upon Product Technology, Product-Related Materials and Intellectual Property Rights developed by GDA during the Term and will execute such assignment, and other documents reasonably requested by Arkados, to perfect and record Arkados' rights as set forth in paragraph 3.3 above.

ARTICLE IV. PAYMENTS

4.1 In consideration of the work performed under the paragraph 1 of the Initial Task Order (a) Arkados will pay GDA $* (*). Arkados will pay $* as advance at the start of the project and the remaining ($*) payments to be made in equal monthly installments of $* (*) for the first * months of the project. Parties further agree that above described payments could be made in a form of * if mutually agreed by the parties at the time when a specific payment is due. If no agreement is reached then payment will occur in cash. Should GDA fails to adhere to mutually agreed upon schedule Arkados has the right to stop payments and parties shall resolve the issue as provided for in
          2.3. If the project is terminated for any reason, all payments owed up to and including the termination date shall be due and payable in full immediately upon termination; and

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          (b) CDKnet.Com, Inc., Arkados' corporate parent and a Delaware corporation, ("CDK") shall issue an aggregate of 150,000 shares of its common stock to GDA pursuant to a Restricted Stock Purchase Agreement.

4.2 In consideration of the work performed under the paragraph 2 of the Initial Task Order Arkados will pay GDA the fee that shall be calculated as ** GDA shall provide all necessary information to allow Arkados to determine Production Cost and Product quantities.

4.3 GDA will be solely responsible for payment to the Foundry and other Third Parties for the following: Foundry NRE, mask charges, engineering (sample) lot production fee, packaging NRE, testing NRE and other tooling related fees, but will be promptly reimbursed by Arkados upon written request of GDA. Such written request shall be accompanied with all necessary supporting information that would allow Arkados to confirm such costs. If re-spins of the Product are necessary, the responsibility for the cost of such re-spins shall be determined as provided in Section 4.4. GDA will need advance payment from Arkados for making such payments.

4.4 If a new production run is needed due to a logic design flaw or other defects for which Arkados is responsible, Arkados will be solely responsible for the incremental fees and costs associated with the new production run. If a new production run is needed due to problems, which relate to an aspect of the GDA Services for which GDA is responsible GDA will redo the required services free of charge to get to the new production but the incremental fees and costs associated with the new production run will be equally split between GDA and Arkados.

ARTICLE V.                 CONFIDENTIALITY

5.1 Nondisclosure Obligations. During the term of this Agreement and for a period of three (3) years thereafter, each Party shall maintain in confidence and use only for purposes of this Agreement any information supplied by the other Party (whether or not designated at the time of disclosure as "confidential" or the like) either in writing or verbally in connection with this Agreement, including information exchanged pursuant to the Mutual Confidentiality Agreement. For purpose of this Article V, such information and data that has been so supplied by a Party shall be referred to herein as "Information." Notwithstanding the foregoing, to the extent it is reasonably necessary or appropriate to fulfill its obligations under this Agreement, a Party may disclose Information to its Affiliates, consultants, and outside contractors, strictly on a need-to-know basis, on the condition that such entities or persons shall have agreed in writing to keep the Information confidential for the same time periods and to the same extent as such Party is required to keep the Information confidential; and a Party may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct

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          trials with and to commercially market the Product or if such disclosure is required by applicable law or order of the court. The obligation not to disclose Information shall not apply to any part of such Information that (i) is or becomes patented, published, or otherwise part of the public domain other than by acts of the Party obligated not to disclose such Information or its Affiliates or sub licensees in contravention of this Agreement; or (ii) is disclosed to the receiving Party or its Affiliates by a Third Party, unless such Information was obtained by such Third Party directly or indirectly from the other Party to this Agreement on a confidential basis; or
          (iii) prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates, unless such Information was obtained directly or indirectly from the other Party to this Agreement on a confidential basis.

5.2 Terms of This Agreement. Arkados and GDA each agrees not to disclose any terms or conditions of this Agreement to any Third Party without the prior written consent of the other Party hereto, except as required by applicable laws or except to such Party's existing or prospective investors, lenders or possible acquirers or merger partners that are bound by appropriate confidentiality undertakings.

5.4 Press Releases and Public Disclosure. No Party shall make a press release or public disclosure related to the Project, without first obtaining the written consent of the other Party, which consent may not be unreasonably withheld.

ARTICLE VI INTENTIONALLY OMITTED.

ARTICLE VII. TERM AND TERMINATION

7.1 EFFECTIVE DATE. This Agreement shall become effective as of the Effective Date.

7.2 EXPIRATION. This Agreement shall expire at the end of five (5) years from the Effective Date unless earlier terminated as provided herein.

7.3 TERMINATION FOR CAUSE. Either Party may terminate this Agreement upon the occurrence of any of the following:

          (a) upon or after the bankruptcy, insolvency, dissolution, or winding up of the other Party; or

          (b) upon or after the breach of any material provision of this Agreement by the other Party if the breaching Party has not commenced to cure such breach within thirty (30) days after written notice thereof by the other Party and thereafter proceeded diligently to cure such breach within a reasonable time. In no event shall such reasonable time to cure such breach exceed ninety (90) days from the date of such notice.

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7.4       CHANGE OF CONTROL. A Party (the "Non-changing Party") may terminate this Agreement upon written notice to the other Party (the "Changing Party") if a change of control relating to a competitor occurs with respect to the Changing Party. For the purposes hereof, (i) a "change of Control relating to a competitor" shall mean (A) the Changing Party merges with or into a competitor of the Non-changing Party (whether or not the Changing Party is the surviving entity following such merger) and as a result of such merger the holders of the Changing Party's voting securities prior to the merger do not hold a Controlling interest of the surviving entity from such merger; (B) the Changing Party becomes a subsidiary of a competitor of the Non-changing Party or (C) a competitor of the Non-changing Party acquires all or substantially all of the Changing Party's assets; (ii) "Control" means ownership of securities possessing more than 51 percent of the total combined voting power of all classes of securities entitled to vote and at least 51 percent of the total number of securities of all other classes of securities; and (iii) "competitor" means any entity that the Non-changing Party reasonably determines at the relevant time to be a competitor or any entity controlling, controlled by or under common control with such competitor.

7.5       TERMINATION WITHOUT CAUSE

          7.5.1 Arkados may terminate this agreement as follows:

               a) Termination during the period covered by the Paragraph 1 of the Scope Of Work. During this period Arkados may terminate this agreement with the 60 days notice. No fees other than as described in 4.1 shall be due as of the Termination Date.

               b) Termination upon the completion of the work covered by the Paragraph 1 of the Scope Of Work. If Arkados decides not to proceed with the manufacturing of the Product no fees other than as described in 4.1 shall be due as of the Termination Date.

               c) Termination during the phase described by paragraph 2 of the Scope Of Work.

                    a. If Arkados decides to continue the manufacturing of the Product without GDA, Arkados shall pay GDA $* less the amount already paid that was due to GDA under 4.2 of this agreement.

                    b. If Arkados decides to stop the manufacturing of the Product no fees other than as described in 4.1 and the amount due to GDA under 4.2 shall be due as of the Termination Date.

          7.5.2 GDA may terminate agreement as follows, GDA shall provide Arkados with 60 days written notice.

7.6 EFFECT OF TERMINATION; SURVIVAL. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Upon termination, each Party shall destroy or return to the other

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          Party all documents, files (whether electronic or otherwise) and other materials containing confidential information of the other Party. Unless GDA has terminated this Agreement for breach by Arkados, promptly following termination of this Agreement GDA shall deliver to Arkados all copies of documents or other tangible media containing or embodying any Product Technology or Product-Related Materials or other Intellectual Property Rights of Arkados. The provisions of Article
          III, Article V, Article VIII, Section 9.3, and Article X shall survive the termination of this Agreement.


ARTICLE VIII INDEMNITY

8.1 Each Party (the "Indemnifying Party") shall protect, defend, and, indemnify and hold harmless the other Party, its officers, directors, agents, employees, contractors, and representatives (the "Indemnified Party") from and against all claims, demands, liabilities, obligations, deficiencies, losses, damages, actions, suits, proceedings, assessments, judgments, or settlements, (including all reasonable attorneys' fees) (each a "Claim") arising out of the acts or omissions of the Indemnifying Party or its Affiliates in connection with the work performed pursuant to this Agreement, excluding any Claim that is attributable to the willful misconduct or negligence of the Indemnified Party.

8.2 Each Party shall protect, defend, and, indemnify and hold harmless the other Party, its officers, directors, agents, employees, contractors, and representatives from and against all Claims arising out of a Third Party claim that the design of the Product infringes upon the intellectual property or other rights of such Third Party.

8.3 The Indemnifying Party's obligation to indemnify the Indemnified Party is subject to the Indemnifying Party's compliance with the following:

          (a) The Indemnified Party notifies the Indemnifying Party in writing promptly upon receipt of notification of a Claim. To the extent an intentional delay materially prejudices the Indemnifying Party's defense of a Claim, the Indemnifying Party shall be relieved of the defense of that part of the defense.

          (b) The Indemnifying Party has sole control of the defense and all related settlement negotiations, subject to the right of the Indemnified Party to participate in and monitor such defense, at its own cost and option and through its own counsel.

          (c) The Indemnified Party provides the Indemnifying Party with the assistance, information, and authority necessary to perform as required above, provided that reasonable costs and expenses incurred by the

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               Indemnified Party in providing such assistance and information will be reimbursed by the Indemnifying Party.

          (d) The Indemnified Party is not an Affiliate of the third party making the claim.

ARTICLE IX REPRESENTATIONS AND WARRANTIES

9.1 Authorization. Each Party warrants and represents to the other that it has the legal rights and power to assign or extend the rights and/or licenses granted to the other Party in this Agreement, that it has the full right and power to enter into this Agreement and to fully perform its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation, of any such rights or this Agreement. Each Party further represents to the other that it is not aware of any legal obstacles, including patent rights of others, which could prevent either Party from carrying out the provisions of this Agreement.

9.2 Patent Validity; Non-Infringement. Nothing in this Agreement shall be construed as a warranty or representation by either Party as to the validity or scope of any patent rights or that the exercise of any Intellectual Property Rights granted or assigned by such Party shall not infringe any Intellectual Property Rights of any Third Parties.

9.3 GDA Deliverables. GDA will use its best efforts to conform deliverables to Arkados with the applicable specifications.

9.4 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREUNDER, THE DELIVERABLES AND TECHNOLOGY BEING PROVIDED OR LICENSED BY EITHER PARTY HEREUNDER ARE BEING PROVIDED "AS IS" AND SUCH PARTY MAKES NO, AND SUCH PARTY HEREBY DISCLAIMS ALL, OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT WITH REGARD TO ANY SUCH DELIVERABLES AND TECHNOLOGY.

ARTICLE X LIMITATION OF LIABILITY

GDA's LIABILITY ARISING OUT OF THIS AGREEMENT OR THE DEVELOPMENT OF THE PRODUCTS SHALL BE LIMITED TO THE PAYMENT IT RECEIVED FOR ITS SERVICES (NOT INCLUDING ANY PAYMENTS TO THIRD PARTIES). IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR ANY EXEMPLARY, SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, OR FOR ANY LOST PROFITS, BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY

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NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. GDA'S
LIABILITY WILL EXPIRE 1 YEAR AFTER THE FINAL DELIVERABLES.

ARTICLE XI MISCELLANEOUS

11.1 EXPORT. In order to comply with the U.S. Export Administration Act of 1979, as amended from time to time (the "Export Act"), each Party hereby certifies that no technology or information licensed from the other, and no product thereof, will be made available or re-exported, directly or indirectly, to any areas outside the United States except in compliance with all applicable laws and regulations of the Bureau of Export Administration in accordance with the Export Act (the provisions of this clause shall be extended in accordance with U.S. law or regulation).

11.2 FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire or floods; embargoes, war, acts of war (whether war be declared or not), insurrections, riots, or civil commotions; strikes, lockouts, or other labor disturbances; acts of God; or acts, omissions, or delays in acting by any governmental authority or the other Party; provided, however, it is understood that this Section 11.2 is intended only to suspend and not discharge a Party's obligations under this Agreement and that when the causes of the failure or delay are removed or alleviated, the affected Party shall resume performance of its obligations hereunder, provided, however, that if the forece majeure event persist for a period of year or more, the Party may agree to terminate this Agreement without either Party being liable for such termination.

11.3 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either Party without the written consent of the other Party; provided, however, that either Arkados or GDA may, without such consent, assign this Agreement and its rights and obligations thereunder (a) in connection with the transfer or sale of all or substantially all of its business, if such assets include substantially all of the assets relating to its performance of its respective obligations hereunder;
          (b) to a wholly owned subsidiary; or (c) in the event of its merger or consolidation with another company; provided that, in the case of an transaction involving a Party of the type described in subparagraph
          (a) or (c) of this provision, the transferee of the assets or the entity with which such Party is being merged or consolidated is not a competitor of the other Party. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Consent to any such assignment shall not operate as a waiver of the necessity for consent to any subsequent assignment.

11.4 SUBCONTRACTS. Arkados and GDA each may subcontract their respective obligations hereunder without the prior written consent of the other, provided that (i) such subcontracting does not result in the transfer of significant know-how to the subcontractor; (ii) the subcontractor has entered into a confidentiality agreement with the contracting Party on terms substantially equivalent to the requirements set forth in Article V; and (iii) the contracting Party reasonably supervises such contract work.

11.5 NO SOLICITATION. During the term of this Agreement and for a period of one (1) year thereafter, each party agrees not to recruit or solicit the services of any of the other's employees or contractors.

11.6 SEVERABILITY. Should one or several provisions of the Agreement be or become invalid or unenforceable by reason of such a violation, then the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, which valid provisions in their economic effect come so close to the invalid provisions that it can be reasonably assumed that the Parties would have contracted this Agreement with those new provisions. In case such provisions cannot be found, the invalidity of one or several provisions of the Agreement shall not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance for this Agreement that it is to be reasonably assumed that the Parties would not have contracted this Agreement without the invalid provisions.

11.7 DISPUTE RESOLUTIONS. In case any dispute shall arise with respect to matters to be determined by the Steering Committee which cannot be resolved within a reasonable period of time, the Parties' representatives shall meet to attempt to resolve the matter prior to either Party taking any legal action, in respect thereof. If the Parties' representatives are unable to resolve any such dispute, such dispute shall be settled pursuant to final and binding arbitration conducted in the English language by a single arbitrator agreed by the Parties in New York, NY, USA, in accordance with the Commercial Rules of the American Arbitration Association applicable at the time such dispute arises, and judgment upon the award may be entered by any court of competent jurisdiction. . For purposes of clarification, the Parties agree neither to initiate nor to reopen any disputed matter in a court proceeding following arbitration but may use the assistance of the courts only to enforce any arbitration award. Arkados and GDA shall equally share the out-of-pocket costs of said arbitration, including the fees for the arbitrator, except that the Arkados and GDA each shall pay its respective expenses for legal representation and expert witnesses, if any.

11.8 NOTICES. Any notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

                  Arkados:   Arkados, Inc.
                             948 US Highway 22
                             North Plainfield, NJ 07060
                             Attention: Mike Macaluso, VP of Engineering
                             Tel: 908-769-3232 x258
                             Fax: 908-769-0206

                  GDA:       GDA Technologies, Inc.
                             1010 Rincon Circle
                             San Jose, CA 95131
                             Attention: Ravi Thummarukudy
                             Tel: 408-467-3501
                             Fax: 408-432-3091

11.9 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law or conflict of laws provisions and any applicable laws of the United States.

11.10 ENTIRE AGREEMENT. This Agreement and Annexes hereto contain the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

11.11 HEADINGS. The captions to the several Articles hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

11.12 INDEPENDENT CONTRACTORS. Arkados and GDA are independent contractors and relationship between them shall not constitute a partnership or agency of any kind (subject to GDA acting as sales agent on behalf of Arkados in the GDA Territory). Neither Arkados nor GDA shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorization of the Party to do so.

11.13 WAIVER. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first set forth above as evidenced by the signatures below of their authorized representatives. This Agreement is signed in two original copies.



                                        GDA TECHNOLOGIES INC.

                                        By: /s/ Ravi Thummarukudy
                                            -------------------------
                                        Name: Ravi Thummarukudy
                                        Title:


                                        ARKADOS INC.

                                        By: /s/ Oleg Logvinov
                                            -------------------------
                                        Name: Oleg Logvinov
                                        Title:  President and CEO

                        ANNEX - A TASKS AND DELIVERABLES
                        --------------------------------

1. DEFINITIONS

     1.   "ARK-DE" shall mean Arkados deliverable
     2.   "GDA-DE" shall mean GDA deliverable
     3.   "ARK-TS" shall mean Arkados task.
     4.   "GDA-TS" shall mean GDA task.
     5.   "Joint-DE" shall mean a joint deliverable for Arkados and GDA.
     6.   "Joint-TS" shall mean a joint task for Arkados and GDA.
     7.   "Third-TS" shall mean a task performed by a Third party
     8.   "Foundry-TS" shall mean a task performed by Foundry

2. SPEC. DEFINITION ESTIMATED COMPLETION DATE *

     *

     System requirement and spec should cover * Arkados' document should cover the Arkados provided IPs. GDA's document should cover the *

3. CODING/VERIFICATION ESTIMATED COMPLETION DATE *

     *


4. GATE LEVEL CREATION ESTIMATED COMPLETION DATE_*

     *

GDA will deliver * to Arkados as the task is finished. Note that Foundry IP is encrypted and cannot be delivered.

5. PHYSICAL LAYOUT

     *

Design reports will be delivered where appropriate. *

6 FABRICATION ESTIMATED COMPLETION DATE *  **

     *

** The * date is subject to change depending on the available * shuttle dates. *

7. POST SILICON ESTIMATED COMPLETION DATE *  ***

     *

*** Note that this date is subject to change depending on the * shuttle dates as mentioned previously.

Reports will be delivered where appropriate.


8. ENGINEERING CHANGE

Engineering Change happens when partial circuit modification is needed for any reasons. Part or all of the above flow may be run through depending on the scale of modification. Also depending on the negotiation with Foundry, some wafers may need to be held on contract to enhance the modification schedule at the initial stage of the product.

All changes must go through GDA's Change Control Board and the cost and schedule impacts if necessary will be negotiated by Parties in good faith.

                      ANNEX - B PRELIMINARY SPECIFICATIONS
                      ------------------------------------

                         1 HOMEPLUG TECHNOLOGY OVERVIEW
                         ------------------------------

     HomePlug technology is used to transport data across AC power lines. Despite the obvious difference in the transport medium it uses, HomePlug devices provide the same network interface, and functionality as devices that use common mediums, such as twisted pair networks.

     A HomePlug device is comprised of a Physical(PHY) layer and Medium Access Control(MAC) layer. These layers provide the services of layers 1 and 2 in the OSI Reference Model. HomePlug was designed to adhere the OSI model so that its interface is compatible to other similar standards such as 802.3 and 802.11. It is also designed to support bridging to these, and other network types.

     Using the OSI model, a HomePlug device is used as follows:


Layer 3 - Network Layer                                  Layer 3 - Network Layer


 Ethernet    Ethernet                                     Ethernet    Ethernet
   Data       Packet                                        Data       Packet


   HomePlug Device                                          HomePlug Device
      Layer 1/2                                                Layer 1/2


 HomePlug    HomePlug                                     HomePlug    HomePlug
 Protocol     Packet                                      Protocol     Packet


      Ethernet                                                  Ethernet
        Data                                                      Data


                              HomePlug    HomePlug
Powerline                     Protocol     Packet                      Powerline

                                    Ethernet
                                      Data

     In the OSI model, data is transferred between layers. A HomePlug device interfaces to the Network Layer, Layer 3, as shown above. When a device receives an Ethernet packet from the Layer 3 protocol, it is responsible for transporting it across the power line, and delivering it to the Layer 3 protocol at the destination. This is done in a manner that preserves the integrity of the Ethernet packet so that it is delivered to the destination in exactly the same condition that it was received in at the source. The mechanism that HomePlug uses to transport the data is essentially invisible to the Layer 3 protocol(1).

     One of the responsibilities of the HomePlug protocol is to transport data across the power line with a reliability that is near that of a wired data network. As unstable as the power line is for data communication, the HomePlug protocol is well suited for sustaining reliable communications.

     An Ethernet packet presented to a HomePlug device for transmission is encapsulated within one or more HomePlug packets. Each HomePlug packet contains some protocol related overhead information. This information contains address and control data that is used by the protocol to reliably transport the Ethernet data across the power line.

     Several methods are used to deliver an Ethernet packet to the destination. Depending on the data rate that the power line can currently sustain, and the size of the data presented, an Ethernet packet may be segmented into smaller pieces. These smaller pieces are then placed into multiple HomePlug packets to ensure that the entire Ethernet packet can be delivered to the destination.

     If a HomePlug packet fails to reach its destination, the protocol will follow a retransmission procedure in an attempt to deliver the packet. This procedure may include segmenting the Ethernet packet into even smaller HomePlug packets. Some other methods used to ensure delivery are Reed-Solomon forward error correction and data redundancy techniques.

     HomePlug technology provides a conduit for transporting data through a network medium. This function is no different than technology that transports data through a twisted pair medium, or through a wireless medium. 802.3 uses twisted pair, 802.11 is wireless, HomePlug uses the power line.





-------------------
(1) In theory, HomePlug is invisible at Layer 3. *

                    2 ARKADOS'S POWERLINE COMMUNICATION CHIP
                    ----------------------------------------

The* and a minimum of external components including an analog front end make a complete system. The device can be used to build a variety of PLC end products. Examples of a few in home applications are shown below:

--------------------------------------------------------------------------------
                                   In home AC
--------------------------------------------------------------------------------
                                    Powerline

Enikia Endpoint      USB      Computer                     Enikia enabled PC
    USB to           USB      Scanner                      PHY emulation to PLC
     PLC
                         Kid's Bedroom    Master Bedroom
--------------------------------------------------------------------------------
                                   In home AC
--------------------------------------------------------------------------------
                                    Powerline

  Enikia           Enikia Endpoint          Enikia Endpoint
Print Sevice  ECP   Bluetooth to    Laptop    Ethernet to     DSL/Cable Modem
   Via                  PLC                     PLC        (Residential Gateway)
   PLC

                          Family Room      Living Room
--------------------------------------------------------------------------------

These examples represent a few of the many possible applications. Each depicts one of a multitude of different implementations and they are provided only to enhance understanding of the * device. A block diagram of our chipset is shown below:

*

Based on preliminary analysis, our * will have the following die size and utilization breakdown:

Total Die Size: *

--------------------------------------------------------- -------------------
                         Block                            Percent Utilization
========================================================= ===================
*                                                                  *
--------------------------------------------------------- -------------------
*                                                                  *
--------------------------------------------------------- -------------------
*                                                                  *
--------------------------------------------------------- -------------------
*                                                                  *
--------------------------------------------------------- -------------------
*                                                                  *
--------------------------------------------------------- -------------------
*                                                                  *
--------------------------------------------------------- -------------------
*                                                                  *
--------------------------------------------------------- -------------------
*                                                                  *
--------------------------------------------------------- -------------------
*                                                                  *
--------------------------------------------------------- -------------------
*                                                                  *
--------------------------------------------------------- -------------------
*                                                                  *
--------------------------------------------------------- -------------------

      3 ARKADOS'S POWERLINE COMMUNICATION CHIP - BUDGETARY PRODUCTION COST
      --------------------------------------------------------------------

*

                              4 BOARD-LEVEL DESIGN
                              --------------------
..
Arkados chipset based design offers the following benefits:
    -   Lower level of product complexity
    -   Lower overall system cost
    -   High level of programmability
    -   It is suitable for vide range of applications

*

                          ANNEX - C INITIAL TASK ORDER
                          ----------------------------

Dated _________________

     1.   STATEMENT OF WORK - DESIGN SERVICES

     2.   STATEMENT OF WORK - PRODUCTION SERVICES

                      ANNEX - D STEERING COMMITTEE MEMBERS
                      ------------------------------------


     1.   Arkados

             Mike Macaluso
             VP of Engineering



     2.   GDA

             Ravi Thummarukudy

                         ANNEX - E ARKADOS DELIVERABLES
                         ------------------------------

None.